EXHIBIT 16





                              DELOITTE & TOUCHE LLP
                              Stamford Harbor Park
                                333 Ludlow Street
                                 P.O. Box 10098
                           Stamford, Connecticut 06904
                               Tel: (203) 708-4000
                               Fax: (203) 708-4797



February 6, 2002


Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Norland Medical Systems, Inc. dated February 5, 2002.

Yours truly,

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP



cc:  Mr. Reynald G. Bonmati, Norland Medical Systems, Inc.